Real Estate Owned


                                        THE PRUDENTIAL VARIABLE CONTRACT REAL PROPERTY PARTNERSHIP
                                              SCHEDULE III - REAL ESTATE OWNED: PROPERTIES
                                                            DECEMBER 31, 2000
                            ------------------------------------------------------------------------------------
                             Initial Costs                                               Gross Amount at Which
                           to the Partnership           Costs                           Carried at Close of Year
                    -------------------------------  Capitalized  ------------------------------------------------------------------
                                                     Subsequent                                                   Year of
                     Encum-             Building &       to                   Building &       2000      Total   Construc-   Date
    Description     brances    Land    Improvements  Acquisition    Land     Improvements      Sales   (a)(b)(c)   tion    Acquired
-----------------   ------- ---------  ------------  -----------  ---------  ------------  ----------  --------- --------- ---------
Properties:

Office Building
Lisle, IL            None   1,780,000   15,743,881   4,743,541    1,780,000   20,487,422               22,267,422   1985  Apr., 1988

Garden Apartments
Atlanta, GA          None   3,631,212   11,168,904     867,238(b) 3,631,212   12,036,142               15,667,354   1987  Apr., 1988

Retail Shopping
Center, Roswell, GA  None   9,454,622   21,513,677   1,564,753    9,500,725   23,032,328               32,533,052   1988  Jan., 1989

Office Building
Morristown, NJ       None   2,868,660   12,958,451   4,646,664    2,868,660   17,605,115 (20,473,775)          (0)  1981  Aug., 1988

Office/Warehouse
Bolingbrook, IL      None   1,373,199    7,302,518     337,121    1,373,199    7,639,639                9,012,838   1989  Feb., 1990

Garden Apartments
Raleigh, NC          None   1,623,146   14,135,553      88,761    1,623,146   14,224,314               15,847,460   1995  Jun., 1995

Office Building
Brentwood, TN        None   1,797,000    6,588,451   1,272,336    1,797,377    7,860,410                9,657,787   1982  Oct., 1995

Office Park
Oakbrook Terrace, IL None   1,313,310   11,316,883     391,058    1,313,821   11,707,430               13,021,251   1988  Dec., 1995

Office Building
Beaverton, OR        None     816,415    9,897,307     511,318      844,751   10,380,289               11,225,040   1995  Dec., 1996

Industrial Building
Salt Lake City, UT   None     582,457    4,805,676     252,576      702,323    4,938,386                5,640,709   1997  Jul., 1997

Industrial Building
Aurora, CO           None   1,338,175    7,202,411   1,590,772    1,415,159    8,716,199               10,131,358   1997  Sep., 1997

Office Complex
Brentwood, TN        None   2,425,000    7,063,755     120,378    2,453,117    7,156,016                9,609,133   1987  Oct., 1997
                           ----------  -----------  ----------   ----------  ----------- -----------  -----------
                           29,003,196  129,697,467  16,386,516   29,303,489  145,783,690 (20,473,775) 154,613,404
                           ==========  ===========  ==========   ==========  =========== ===========  ===========


                                                              2000                 1999                 1998
                                                       ----------------     -----------------     ---------------

(a)     Balance at beginning of year                       172,606,825           170,045,055         201,670,248
          Additions:
           Acquistions                                               0                     0                   0
           Improvements, etc.                                2,480,354             2,561,770           5,827,888
          Deletions:
           Sale                                            (20,473,775)                    0         (37,453,081)

                                                       ----------------     -----------------     ---------------
        Balance at end of year                             154,613,404           172,606,825         170,045,055
                                                       ================     =================     ===============

(b)     Net of $1,000,000 settlement received from lawsuit.

                             Interest in Properties


                                        THE PRUDENTIAL VARIABLE CONTRACT REAL PROPERTY PARTNERSHIP
                                              SCHEDULE III - REAL ESTATE OWNED: PROPERTIES
                                                            DECEMBER 31, 2000
                                    --------------------------------------------------------------------------------------------
                                         Initial Costs                                       Gross Amount at Which
                                       to the Partnership          Costs                    Carried at Close of Year
                                    ------------------------    Capitalized      -----------------------------------------------
                        Encum-                                   Subsequent
                      brances at                 Building &          to                      Building &      2000        Total
    Description        12/31/00       Land      Improvements    Acquisition       Land      Improvements     Sales     (a)(b)(c)
------------------    ----------    ---------   ------------    -----------      ---------  ------------     -----     ----------
Interest in
 Properties:

Garden Apartments
Jacksonville, FL      10,092,355    2,750,000    14,650,743       1,734,803      2,750,000    16,385,546               19,135,546

Retail Shopping
 Center
Kansas City MO
 and KS*              15,597,146    5,710,916    15,211,504         660,508      5,637,699    15,406,191               21,043,890
                      ----------    ---------    ----------       ---------      ---------    ----------  --------     ----------
                      25,689,500    8,460,916    29,862,247       2,395,311      8,387,699    31,791,737       0       40,179,436
                      ==========    =========    ==========       =========      =========    ==========  ========     ==========


                                       Year of
                                      Construc-          Date
  Description                           tion           Acquired
-------------------------          ---------------    -----------
Garden Apartments
Jacksonville, FL                        1973          Sept., 1999

Retail Shopping
 Center
Kansas City MO
 and KS*                           Various Ranging    Sept., 1999
                                   From 1972-1992







                                                        2000             1999               1998
                                                   -------------     -------------     ------------

(a)     Balance at beginning of year                 22,587,869                 0                0
          Additions:
           Acquistions                                        0        38,556,018                0
           Improvements, etc.                         2,162,457                 0                0
          Deletions:
           Sale                                               0                 0                0

        Encumbrances on Joint Ventures
          accounted for by the equity method            371,003       (15,968,149)               0

                                                   -------------     -------------     ------------
        Balance at end of year                       25,121,329        22,587,869                0
                                                   =============     =============     ============



* Partnership interest accounted for by the equity method.






                                     Page 1